Exhibit 99.1

         PRESS RELEASE                                        FINAL

             HITTITE MICROWAVE CORPORATION REPORTS FINANCIAL RESULTS
                         FOR THE FOURTH QUARTER OF 2006

         CHELMSFORD, MA - February 15, 2007 - Hittite Microwave Corporation (NASDAQ:HITT) today reported revenue for the fourth quarter ended December 31, 2006 of $35.4 million, representing an increase of 55.8% compared with $22.7 million for the fourth quarter of 2005 and an increase of 2.2% compared with $34.6 million for the third quarter of 2006. Net income for the quarter was $12.1 million, or $0.39 per diluted share, an increase of 69.5% compared with $7.1 million, or $0.23 per diluted share, for the fourth quarter of 2005, and an increase of 3.9% compared with $11.6 million, or $0.37 per diluted share, for the third quarter of 2006.

         For the year 2006, revenue was $130.3 million, a 61.5% increase over $80.7 million for 2005. Net income for the year was $42.7 million, or $1.38 per diluted share, an increase of 112.0% over $20.1 million, or $0.71 per diluted share, for 2005. The backlog at December 31, 2006 was $34.6 million compared with $36.9 million at December 31, 2005.

         "Our fourth quarter was an excellent finish to the year, and our employees should be proud of the results they delivered in 2006," said Stephen Daly, Chairman and CEO. "We strengthened our business during the year in many ways, adding three new product lines, introducing 91 new standard products, and opening one new design center and two new sales offices. For 2007, we will remain focused on growing our revenue by expanding our product lines and sales channels, and continuing to invest in our R&D team and new product pipeline."

         For the fourth quarter of 2006, revenue from customers in the United States was $17.1 million, or 48% of the company's total revenue, and revenue from customers outside the United States was $18.3 million, or 52% of total revenue. Gross margin was 70.8% for the fourth quarter compared with 69.8% for the prior year's quarter and 73.5% for the third quarter of 2006. Operating income for the fourth quarter was $16.9 million, or 47.8% of revenue. Net income for the fourth quarter of 2006 reflects equity-based compensation expense of $779,000, or $522,000 after tax, primarily due to the implementation of Statement of Financial Accounting Standards No.123(R). The company's equity-based compensation expense for 2005 was not material. Total cash and investments at the end of the fourth quarter 2006 was $122.6 million, an increase for the quarter of $16.9 million.

         BUSINESS OUTLOOK

         The company currently expects revenue for the first quarter ending March 31, 2007 to be in the range of $35.0 million to $36.0 million and net income to be in the range of $11.2 million to $11.8 million, or $0.36 to $0.38 per diluted share, including equity-based compensation expense.

         WEBCAST AND TAPED REPLAY

         The company will host a conference call to discuss its financial results at 5:00 p.m. ET today. A live webcast of the call will be available online on the Hittite Microwave website. To listen to the live webcast, go to the Investor Relations page of the Hittite Microwave website at www.hittite.com and click on the webcast icon located under the Events Calendar. A telephonic replay of the call also will be available for one week after the live call by dialing (719) 457-0820, access code 1623447. Following the call, a webcast replay will also be available by visiting the Investor Relations page at www.hittite.com.

         ABOUT HITTITE MICROWAVE CORPORATION

         Hittite Microwave is an innovative designer and developer of high performance integrated circuits, or ICs, modules and subsystems for technically demanding radio frequency, or RF, microwave and millimeterwave applications. Products include amplifiers, attenuators, data converters, frequency dividers and detectors, frequency multipliers, mixers and converters, modulators, oscillators, phase shifters, power detectors, sensors, switches and synthesizers. Hittite's products are used in a variety of applications and end markets including automotive, broadband, cellular infrastructure, fiber optic, microwave and millimeterwave communications, military, space, and test and measurement. The company utilizes radio frequency integrated circuits (RFIC), monolithic microwave integrated circuits (MMIC), multi-chip modules (MCM) and microwave integrated circuit (MIC) technologies. The company is headquartered in Chelmsford, MA.

"SAFE HARBOR STATEMENT" UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995

         Statements in this press release regarding Hittite Microwave Corporation that do not relate to historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any statements regarding our expectations as to future levels of revenue, net income and earnings per share. Readers are cautioned that these forward-looking statements are subject to risks and uncertainties and are only predictions, and actual future events and results may differ materially from these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: market acceptance of our new products; our ability to assess market requirements accurately; our success in maintaining the business of our significant customers; our ability to keep pace with new semiconductor processes; regulatory, operational, financial and political risks inherent in operating internationally; competition within the semiconductor industry; product returns and warranty claims; our ability to manage our growth and costs effectively; protection of our intellectual property; the growth and fiscal strength of our end markets; and other risks and uncertainties that are discussed under "Risk Factors" in our Annual Report on Form 10-K for 2005 and in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, as filed with the Securities and Exchange Commission.

         Contact: William W. Boecke, V.P. and Chief Financial Officer (978-250-3343)

Hittite Microwave Corporation
Condensed Consolidated Balance Sheets
(In thousands)

                                                   December 31,   December 31,
                                                       2006           2005
                                                   ------------   ------------
Assets
Current assets:
   Cash and cash equivalents                       $     83,798   $     40,559
   Available-for-sale investments                        38,757         22,082
   Accounts receivable, net                              18,603          9,789
   Inventories                                           10,950          4,876
   Deferred costs                                           407            284
   Prepaid expenses and other current assets              1,208            612
   Deferred taxes                                         4,028          2,238
                                                   ------------   ------------
      Total current assets                              157,751         80,440
Property and equipment, net                              14,478         13,417
Other assets                                                442            540
                                                   ------------   ------------
      Total assets                                 $    172,671   $     94,397
                                                   ============   ============

Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable                                $      1,479   $      1,290
   Accrued expenses                                       4,886          3,766
   Income taxes payable                                   3,502          1,241
   Deferred revenue and customer advances                 5,751          3,015
   Current portion of long-term debt                          -            366
                                                   ------------   ------------
      Total current liabilities                          15,618          9,678
Long-term debt                                                -            213
Deferred taxes                                              891          1,176
                                                   ------------   ------------
      Total liabilities                                  16,509         11,067
      Total stockholders' equity                        156,162         83,330
                                                   ------------   ------------
      Total liabilities and stockholders' equity   $    172,671   $     94,397
                                                   ============   ============

Hittite Microwave Corporation
Condensed Consolidated Statements of Operations
(In thousands except per-share data)

                                                             Three Months Ended          Year Ended
                                                                December 31,             December 31,
                                                          -----------------------   -----------------------
                                                             2006         2005         2006         2005
                                                          ----------   ----------   ----------   ----------
Revenue                                                   $   35,418   $   22,728   $  130,290   $   80,677
Cost of revenue                                               10,333        6,863       35,398       25,715
                                                          ----------   ----------   ----------   ----------
   Gross profit                                               25,085       15,865       94,892       54,962
                                                                70.8%        69.8%        72.8%        68.1%
                                                          ----------   ----------   ----------   ----------
Operating expenses:
   Research and development                                    3,592        3,151       15,179       10,800
   Selling and marketing                                       3,047        2,346       11,183        8,648
   General and administrative                                  1,525        1,227        6,501        3,408
   In-process research and development                             -            -            -        1,778
                                                          ----------   ----------   ----------   ----------
      Total operating expenses                                 8,164        6,724       32,863       24,634
                                                          ----------   ----------   ----------   ----------
Income from operations                                        16,921        9,141       62,029       30,328
                                                                47.8%        40.2%        47.6%        37.6%

Interest and other income, net                                 1,082          400        3,259        1,036
                                                          ----------   ----------   ----------   ----------
Income before income taxes                                    18,003        9,541       65,288       31,364
Provision for income taxes                                     5,949        2,428       22,598       10,286
                                                          ----------   ----------   ----------   ----------
Net income                                                    12,054        7,113       42,690       21,078
Accretion on redeemable convertible preferred stock                -            -            -          944
                                                          ----------   ----------   ----------   ----------
Net income attributable to common stockholders            $   12,054   $    7,113   $   42,690   $   20,134
                                                          ==========   ==========   ==========   ==========
Earnings per share attributable to common stockholders:
   Basic                                                  $     0.40   $     0.25   $     1.43   $     0.76
                                                          ==========   ==========   ==========   ==========
   Diluted                                                $     0.39   $     0.23   $     1.38   $     0.71
                                                          ==========   ==========   ==========   ==========
Shares used in the calculation of earnings per share:
   Basic                                                      30,351       28,560       29,856       25,085
                                                          ==========   ==========   ==========   ==========
   Diluted                                                    31,093       30,451       30,882       26,822
                                                          ==========   ==========   ==========   ==========